THE STANDARD REGISTER COMPANY

NONQUALIFIED STOCK OPTION AGREEMENT

(1)

The Standard Register Company, (the “Company”), hereby grants to the Optionee named below an option to purchase, in accordance with and subject to the terms and restrictions of this Option and of the Company’s 2002 Equity Incentive Plan (“Plan”), a copy of which is attached hereto and made part hereof, the number of shares of Common Stock of the Company at the price set forth below as follows:

Optionee:

No. of Shares Covered by Option:

Option Price Per Share:

$

Date of Option:

Expiration Date:

(2)

This Option shall become exercisable in installments as indicated from and after the anniversary dates of the Date of this Option as follows:

First Anniversary:

_____  shares

Second Anniversary:

_____  shares

Third Anniversary:

_____  shares

To the extent that the percentage of this Option which becomes exercisable is not exercised in any given year, it may be exercised in the subsequent years of the term of this Option.  The Option granted under this Agreement may not be exercised as to less than one hundred (100) shares at any time, or the remaining shares then purchasable under the Option if less than one hundred (100) shares.  In no event may this Option be exercised after the expiration of ten years from the date of grant of this Option.

(3)

This Option may be exercised for the number of shares specified by written notice delivered to the Vice President, General Counsel & Secretary, accompanied by full payment, in the manner and subject to the conditions set forth in the Plan, for the number of shares in respect of which it is exercised.  If any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Code of Regulations of the Company to effect due issuance of the shares, the Company shall take such action and the date for delivery of such stock shall be extended for the period necessary to take such action.

(4)

As a condition of the Company’s obligation to issue shares upon exercise of this Option, the Optionee or other person to whom the shares are to be issued shall, concurrently with the delivery of the stock certificates representing the shares so purchased, give such written assurances to the Company as its counsel shall require, to the effect that the purchaser is acquiring the shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable State or Federal Law.  If the Company elects to register the stock which is the subject of this Option under the Securities Act of 1933, the issuance of such stock shall not be subject to the restrictions contained in this Paragraph 4.

(5)

This Option is, during the lifetime of the Optionee, exercisable only by the Optionee.  This option is not transferable voluntarily or by operation of law and may be exercised only by the holder hereof.  Upon the death of the holder, the Option may be transferred to beneficiaries or heirs of the holder of this Option by will or by operation of laws of descent or distribution.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

THE STANDARD REGISTER COMPANY

by_______________________________

Dennis L. Rediker

Chief Executive Officer

I hereby accept the above Option granted in accordance with and subject to the terms and conditions of its 2002 Equity Incentive Plan and agree to be bound thereby.

Date Accepted:

____________, 200__

__________________________________

Optionee